SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) December 4, 2001




                           CPI CORP.
________________________________________________________________
  (exact name of registrant as specified in its charter)




    Delaware                  0-11227              43-1256674
________________________________________________________________
(State or other jurisdiction (Commission file   (IRS Employer
 of incorporation)             Number)       Identification No.)




1706 Washington Avenue, St. Louis, Missouri        63103-1790
_________________________________________________________________
(Address of principal executive offices)            (Zip code)



Registrants' telephone number, including area code (314) 231-1575
_________________________________________________________________



_________________________________________________________________
(Former name or former address, if changes since last report.)









ITEM 5.   OTHER EVENTS

     See the following press release, dated December 4, 2001, announcing certain changes in the directors and officers of the Company. These changes will be effective February 2, 2002.

FOR IMMEDIATE RELEASE

Contact:  Jane Nelson
          CPI Corp.
          (314) 231-1575



                     CPI CORP. ANNOUNCES
                   MANAGEMENT RETIREMENTS

     ST. LOUIS, MO., December 4, 2001 - CPI Corp. (NYSE:CPY) today announced that Russ Isaak, President, and Pat Morris, Senior Executive Vice President and President of the Company's Portrait Studio Division, will retire from their positions and resign from CPI's Board of Directors effective February 2, 2002, the end the Company's fiscal year. Both have agreed to continue to serve the Company in consulting roles.

     Commenting on the planned retirements, Dave Pierson, Chairman and Chief Executive Officer of CPI, said, "Russ and Pat have made invaluable contributions as leaders of CPI. They will retire with distinguished records of accomplishment and countless friends who are thankful for the privilege of having worked with such fine men. I am especially grateful for the support and guidance they have given me since I joined CPI, and I am pleased that they will continue to work with us on a consulting basis."

     CPI Corp. is a consumer services company, offering photography services through Sears Portrait Studios in the United
States, Puerto Rico and Canada, photofinishing services through the searsphotos.com website and store systems technology and software development through Centrics Technology, Inc.


















                           SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          CPI CORP.
                                        (Registrant)





                           /s/    Barry Arthur

                                 -----------------------------
                                  Barry Arthur
                                  Authorized Officer and
                                  Principal Financial Officer


Dated:  December 5, 2001